UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2006
Endeavour International Corporation
(Exact name of registrant as specified in its charter)

NEVADA	001-32212	88-0448389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Main Street, Suite 3300
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 307-8700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition of Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Second Lien Credit and Guarantee Agreement
Consent of Ernst & Young LLP
Audited Statement of Combined Revenues and Direct Operating Expenses
Unaudited Pro Forma Condensed Combined Financial Statements

     Explanatory Note: This Current Report on Form 8-K/A amends the Current Report on Form 8-K dated as of October 31, 2006. This Current Report on Form 8-K/A is being filed to (i) provide Exhibit 10.2 and (ii) audited financial statements and the unaudited pro forma financial information regarding assets acquired in the Acquisition required by Items 9.01(a) and 9.01(b), respectively, which were not included in the initial Form 8-K.
Item 1.01. Entry into a Material Definitive Agreement.
     Senior Bank Facility
     On November 1, 2006, in connection with its acquisition of all of the outstanding shares of Talisman Expro Limited (the “Talisman Acquisition”), Endeavour International Corporation (the “Company”) entered into a $225,000,000 Secured Revolving Loan and Letter of Credit Facility Agreement (the “Senior Bank Facility”) by and among the Company, BNP Paribas and the Bank of Scotland.
     A copy of the Senior Bank Facility is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Please see item 2.03, which is incorporated herein by reference, for more information concerning the Senior Bank Facility.
     Second Lien Term Loan
     On November 1, 2006, in connection with the Talisman Acquisition, the Company entered into a Second Lien Term Credit and Guarantee Agreement (the “Second Lien Term Loan”) by and among the Company and the Guarantors, the Lenders and Credit Suisse, as Administrative Agent.
     A copy of the Second Lien Term Loan is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. Please see item 2.03, which is incorporated herein by reference, for more information concerning the Second Lien Term Loan.
Item 2.01. Completion of Acquisition of Disposition of Assets.
     On November 1, 2006, we completed our acquisition of all of the outstanding shares of Talisman Expro Limited for a purchase price of $374 million after preliminary purchase price adjustments. The Acquisition significantly increased the size of our operations and our oil and gas reserves. In addition, the Acquisition provides our first production in the United Kingdom and such production should provide cash flow to help support our ongoing exploration drilling program. Total estimated net cash costs for the Acquisition, including various costs to secure financing and costs of implementing a commodity hedging program, are estimated to be approximately $418 million. The Acquisition was financed through our offering of 35 million shares of common stock which resulted in gross proceeds of $82 million, issuance of $125 million of Series A convertible preferred stock and borrowings of $150 million under our Senior Bank Facility and of $75 million under our Second Lien Term Loan.
     The assets acquired in the Acquisition include seven producing fields in the United Kingdom sector of the North Sea with approximately 8,800 barrels of oil equivalent per day in production for the first six months of 2006. Those producing areas include the following fields:

	Interest	Operator	Hydrocarbon
Alba	2.25%	Chevron	Oil
Bittern	2.42%	Shell	Oil/Gas
Caledonia	2.83%	Chevron	Oil
Goldeneye	7.50%	Shell	Gas/Condensate
Ivanhoe, Rob Roy, Hamish	23.46%	Hess	Oil
Renee	77.50%	Endeavour	Oil
Rubie	40.78%	Endeavour	Oil
Rochelle	55.62%	Endeavour	Oil
     Please see our Current Report on Form 8-K filed October 25, 2006, which is incorporated herein by reference, for a description of the Series A convertible preferred stock.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Senior Bank Facility
     On November 1, 2006, as part of the financing for the Talisman Acquisition, we entered into a $225 million Senior Bank Facility, subject to a borrowing base limitation. The initial borrowing base is $185 million and is subject to redetermination every six months with an independent reserve report required every 12 months. In connection with the Acquisition, we utilized $150 million of the borrowing base. The Senior Bank Facility also provides for issuances of letters of credit of up to an aggregate $60 million. While all letters of credit issued under the Senior Bank Facility will reduce the total amount available for drawing under the Senior Bank Facility, letters of credit issued to secure abandonment liabilities in respect of borrowing base assets will not reduce the amount available under the borrowing base.
     Indebtedness under the Senior Bank Facility is secured by cross guarantees from all of our subsidiaries, share pledges from all of our subsidiaries, floating charges over the operating assets held in the United Kingdom and a receivables pledge in Norway. Our borrowings under the Senior Bank Facility will bear interest at either LIBOR plus 1.3%, for the initial tranche of $168 million, or LIBOR plus 1.7%, for the second tranche of $18 million.
     The Senior Bank Facility contains customary covenants, which limit our ability to incur indebtedness, pledge our assets, dispose of our assets and make exploration and appraisal expenditures. In addition, the Senior Bank Facility contains various financial and technical covenants, including:
•	a maximum consolidated debt to EBITDA ratio of 3.0:1;

•	a minimum current assets to current liabilities ratio of 1.1:1;

•	a minimum debt coverage ratio of 1.2:1 for the initial tranche and 1.15:1 for the second tranche;

•	a minimum field life net present value (“NPV”) to loans outstanding coverage ratio of 1.4:1 for the period through March 31, 2009 and 1.5:1 thereafter for the initial tranche, and 1.25:1 for the period through March 31, 2009 and 1.3:1 thereafter for the second tranche; and

•	a minimum loan life NPV to loans outstanding coverage ratio of 1.2:1 for the period through March 31, 2009 and 1.3:1 thereafter for the initial tranche, and 1.15:1 for the period through March 31, 2009 and 1.2:1 thereafter for the second tranche.
     The final maturity of the Senior Bank Facility is the earlier of five years and the reserve tail date, being the date when the remaining borrowing base reserves are projected to be 20% or less of the initially approved borrowing base reserves. The Senior Bank Facility is subject to mandatory prepayment in the event of a change of control of any obligor under the Senior Bank Facility agreement. Outstanding borrowings may be prepaid at our option at any time without penalty (aside from customary broken funding costs).
     Second Lien Term Loan
     On November 1, 2006, as part of the financing for the Talisman Acquisition, we entered into a $75 million Second Lien Term Loan. The Second Lien Term Loan consists of a single tranche, which bears interest at LIBOR plus 7%. Our indebtedness under the Second Lien Term Loan is secured by cross guarantees from all of our subsidiaries and a second ranking interest in the security package provided under the Senior Bank Facility. The Second Lien Term Loan contains customary covenants, which limit our ability to incur indebtedness, pledge our assets, dispose of our assets and make exploration and other capital expenditures. In addition, the Second Lien Term Loan will contain various financial covenants, including:
•	a maximum consolidated debt to EBITDA ratio of 2.75:1 for 2006 and 2007, decreasing to 1.5:1 by 2011;

•	a minimum EBITDA to interest expense ratio of 3.0:1;

•	a minimum PV-10% to consolidated debt ratio of 0.75:1 for 2006 and 1.0:1 thereafter; and

•	a minimum PV-10% to consolidated secured debt ratio of 1.15:1 for 2006, 1.25:1 for 2007 and 2008 and 1.5:1 thereafter.
     The Second Lien Term Loan matures in five years and is subject to mandatory prepayment related to specified percentages of excess cash flow, proceeds of asset sales and proceeds of issuance of debt and equity securities. We can prepay the Second Lien Term Loan at any time at a premium, which premium starts at 3% in the first year and decreases 1% per year until no premium is payable (in addition to standard broken funding costs in the event of prepayment other than on the last day of an interest period).
Item 3.03. Material Modification to Rights of Security Holders.
     In connection with the closing of the sale of the Series A convertible preferred stock on November 1, 2006, the Company filed certificates of designation with respect to Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock with the State of Nevada.
     No Series C or Series D Preferred Stock has been issued. Please see our Current Report on Form 8-K filed October 25, 2006, which is incorporated herein by reference, for a description of the Series A convertible preferred stock. The certificates of designation are filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the closing of the sale of the Series A convertible preferred stock on November 1, 2006, the Company filed certificates of designation with respect to Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock with the State of Nevada. The Company also amended its bylaws to opt out of Sections 78.378 to 78.3793 of the Nevada Revised Statutes.
     The certificates of designation are filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K and are incorporated herein by reference. The Amended and Restated Bylaws of the Company are filed as Exhibit 3.4 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired.
     The audited statement of combined revenues and direct operating expenses of the oil and gas properties purchased in the Acquisition will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and not later than 71 days from the date hereof.
     (b) Pro forma financial information.
     The unaudited pro forma condensed combined financial statements giving effect to the Acquisition and the related financing transactions will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and not later than 71 days from the date hereof.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Designation of Series A Preferred Stock of Endeavour International Corporation.

EXHIBIT NUMBER	DESCRIPTION
3.2*	Certificate of Designation of Series C Preferred Stock of Endeavour International Corporation.

3.3*	Certificate of Designation of Series D Preferred Stock of Endeavour International Corporation.

3.4*	Amended and Restated Bylaws of Endeavour International Corporation.

10.1*	$225,000,000 Secured Revolving Loan and Letter of Credit Facility Agreement

10.2**	Second Lien Credit and Guarantee Agreement

23.1**	Consent of Ernst & Young LLP

99.1**	Audited statement of combined revenues and direct operating expenses of the oil and gas properties purchased in the Acquisition

99.2**	Unaudited pro forma condensed combined financial statements giving effect to the Acquisition and the related financing transactions

*	Previously filed with this Current Report on Form 8-K.

**	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOUR INTERNATIONAL CORPORATION
By:	/s/ Robert L. Thompson
	Name:	Robert L. Thompson
	Title:	Chief Accounting Officer

November 7, 2006

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
3.1*	Certificate of Designation of Series A Preferred Stock of Endeavour International Corporation.

3.2*	Certificate of Designation of Series C Preferred Stock of Endeavour International Corporation.

3.3*	Certificate of Designation of Series D Preferred Stock of Endeavour International Corporation.

3.4*	Amended and Restated Bylaws of Endeavour International Corporation.

10.1*	$225,000,000 Secured Revolving Loan and Letter of Credit Facility Agreement

10.2**	Second Lien Credit and Guarantee Agreement

23.1**	Consent of Ernst & Young LLP

99.1**	Audited statement of combined revenues and direct operating expenses of the oil and gas properties purchased in the Acquisition

99.2**	Unaudited pro forma condensed combined financial statements giving effect to the Acquisition and the related financing transactions

*	Previously filed with this Current Report on Form 8-K.

**	Filed herewith.